Exhibit 99.3

Datadog Announces Pricing of

Upsized Offering of $870 Million Convertible Senior Notes

NEW YORK, N.Y. – December 9, 2024 – Datadog, Inc. (Nasdaq: DDOG) (“Datadog”), the monitoring and security platform for cloud applications, today announced the pricing of $870 million aggregate principal amount of 0% Convertible Senior Notes due 2029 (the “notes”) in a private placement (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $775 million aggregate principal amount of notes. Datadog also granted the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $130 million aggregate principal amount of notes. The sale of the notes is expected to close on December 12, 2024, subject to customary closing conditions.

The notes will be general unsecured obligations of Datadog and will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on December 1, 2029, unless earlier converted, redeemed or repurchased.

Datadog estimates that the net proceeds from the offering will be approximately $851.6 million (or approximately $979.0 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and commissions and estimated offering expenses payable by Datadog.

Datadog expects to use a portion of the net proceeds from the offering to pay the approximately $87.8 million cost of the capped call transactions that it entered into as described below and to repurchase for cash $112.0 million aggregate principal amount of its outstanding 0.125% Convertible Senior Notes due 2025 (the “2025 notes”) as described below. Datadog expects to use the remaining net proceeds from the offering for general corporate purposes, which may include acquisitions or strategic investments in complementary businesses or technologies, although Datadog does not currently have any plans for any such acquisitions or investments, additional repurchases or repayment of the 2025 notes and working capital, operating expenses and capital expenditures. If the initial purchasers exercise their option to purchase additional notes, Datadog expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties as described below and the remainder for general corporate purposes as described above.

Before September 1, 2029, holders will have the right to convert their notes only upon the satisfaction of specified conditions and during certain periods. On or after September 1, 2029 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at any time. Upon conversion, Datadog will pay or deliver, as the case may be, cash, shares of Datadog’s Class A common stock, par value $0.00001 per share (“Class A common stock”), or a combination of cash and shares of Class A common stock, at its election. The conversion rate for the notes will initially be 4.5955 shares of Class A common stock per $1,000 principal amount of such notes (equivalent to an initial conversion price of approximately $217.60 per share of Class A common stock). The initial conversion price of the notes represents a premium of approximately 35% over the last reported sale price of the Class A common stock on the Nasdaq on December 9, 2024, and will be subject to customary anti-dilution adjustments. In addition, following certain corporate events that occur prior to the maturity date of the notes or if Datadog delivers a notice of redemption in respect of the notes, Datadog will, in certain circumstances, increase the conversion rate of the notes for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period, as the case may be.

Datadog may not redeem the notes prior to December 6, 2027. Datadog may redeem for cash all or any portion of the notes (subject to the partial redemption limitation described below), at its option, on or after December 6, 2027, if the last reported sale price of the Class A common stock has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Datadog provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest to, but excluding, the redemption date. If Datadog redeems less than all of the outstanding notes, at least $100 million aggregate principal amount of notes must be outstanding and not subject to redemption as of the relevant redemption notice date. No sinking fund is provided for the notes.

If Datadog undergoes a “fundamental change” (as defined in the indenture that will govern the notes), then, subject to certain conditions and limited exceptions, holders of the notes may require Datadog to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the notes, Datadog entered into privately negotiated capped call transactions with certain of the initial purchasers or affiliates thereof and other financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments substantially similar to those applicable to the notes, the number of shares of Class A common stock initially underlying the notes. The capped call transactions are generally expected to reduce the potential dilution to the Class A common stock upon any conversion of notes and/or offset any cash payments Datadog is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions relating to the notes will initially be $322.38, which represents a premium of 100% over the last reported sale price of the Class A common stock on the Nasdaq on December 9, 2024, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, Datadog expects the option counterparties or their respective affiliates will enter into various derivative transactions with respect to the Class A common stock and/or purchase shares of Class A common stock concurrently with or shortly after the pricing of the notes, including with, or from, certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Class A common stock or the trading price of the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Class A common stock and/or purchasing or selling shares of Class A common stock or other securities of Datadog in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes or, to the extent Datadog exercises the relevant election under the capped call transactions, following any repurchase or redemption of the notes). This activity could also cause or avoid an increase or a decrease in the market price of the Class A common stock or the trading price of the notes, which could affect a holder’s ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares, if any, and value of the consideration that a holder will receive upon conversion of its notes.

Concurrently with the pricing of the notes in the offering, Datadog entered into privately negotiated transactions with certain holders of the 2025 notes to repurchase, for approximately $196.8 million in cash, $112.0 million aggregate principal amount of its 2025 notes, including accrued and unpaid interest on the 2025 notes, on terms negotiated with each holder (the “note repurchase transactions”). This press release is not an offer to repurchase the 2025 notes, and the offering of the notes is not contingent upon the repurchase of the 2025 notes.

In connection with any note repurchase transaction, Datadog expects that holders of the 2025 notes who agree to have their 2025 notes repurchased and who have hedged their equity price risk with respect to such 2025 notes (the “hedged holders”) will unwind all or part of their hedge positions by buying the Class A common stock and/or entering into or unwinding various derivative transactions with respect to the Class A common stock or other securities of Datadog. The amount of the Class A common stock to be purchased by the hedged holders or in connection with such derivative transactions may have been substantial in relation to the historic average daily trading volume of the Class A common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of the Class A common stock, including concurrently with the pricing of the notes, and may have resulted in a higher effective conversion price of the notes.

Additionally, in connection with the issuance of the 2025 notes, Datadog entered into capped call transactions (the “existing capped call transactions”) with certain financial institutions (the “existing option counterparties”). In connection with the note repurchase transactions, Datadog intends to enter into agreements with the existing option counterparties to terminate a portion of the existing capped call transactions in a notional amount corresponding to the number of shares of the Class A common stock underlying the 2025 notes repurchased (such terminations, the “unwind transactions”). In connection with any such terminations of the existing capped call transactions, Datadog expects such existing option counterparties and/or their respective affiliates will unwind various derivatives with respect to the Class A common stock and/or sell shares of the Class A common stock or other securities of Datadog in the secondary market concurrently with or shortly after pricing of the notes. This activity could decrease (or reduce the size of any increase in) the market price of the Class A common stock at that time and could decrease (or reduce the size of any increase in) the trading price of the notes.

Neither the notes, nor any shares of Class A common stock issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Datadog

Datadog is the observability and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring, log management, user experience monitoring, cloud security and many other capabilities to provide unified, real-time observability and security for our customers’ entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior and track key business metrics.

Forward-Looking Statements

This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements concerning the anticipated completion of the offering, the capped call transactions, the note repurchase transactions and any unwind transactions, the anticipated use of proceeds from the offering, and the potential impact of the foregoing or related transactions on dilution to holders of the Class A common stock and the market price of the Class A common stock, the trading price of the notes or the conversion price of the notes. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to market risks, trends and conditions. These and other risks are more fully described in Datadog’s filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 and other filings and reports that Datadog may file from time to time with the SEC. Forward-looking statements represent Datadog’s beliefs and assumptions only as of the date of this press release. Datadog disclaims any obligation to update forward-looking statements.

CONTACT INFORMATION

Yuka Broderick

Datadog Investor Relations

IR@datadoghq.com

Dan Haggerty

Datadog Corporate Communications

press@datadoghq.com